SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: September 8, 1998



                              MSR EXPLORATION LTD.
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             (Exact name of registrant as specified in its charter)


      DELAWARE                      1-8523                       75-2695071
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(State or other            (Commission File Number)            (IRS Employer
jurisdiction of                                             Identificiation No.)
incorporation or
 organization)

612 Eighth Avenue
Fort Worth, Texas                                                  76104
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(Address of principal                                            (Zip Code)
  executive offices)


Registrant's telephone number, including area code (817) 877-3151.


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ITEM 5.           OTHER EVENTS.
                  ------------

     Effective September 8, 1998, MSR Exploration Ltd., a Delaware corporation ("MSR"), and Quicksilver Resources Inc., a Delaware corporation ("QRI"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") pursuant to which MSR will merge with and into QRI (the "Merger"), with QRI as the surviving corporation. As a result of the Merger, the outstanding shares of MSR's common stock, par value $.01 per share ("MSR Common Stock"), will be converted into the right to receive 0.10 shares of common stock of QRI, par value $.01 per share ("QRI Common Stock"), per share of MSR Common Stock (or cash in lieu of fractional shares otherwise deliverable in respect thereof). After giving effect to the Merger, the former stockholders of MSR would own approximately 20% of the issued and outstanding shares of QRI Common Stock. The Merger is conditioned upon, among other things, the approval by holders of a majority of MSR Common Stock and holders of a majority of QRI Common Stock of the Merger Agreement and other conditions typical of such transactions. Pursuant to the terms of a separate Consent and Voting Agreement, MSR and QRI and certain of their stockholders, the holders of 52.3% of the outstanding MSR Common Stock and 96.36% of the outstanding QRI Common Stock have agreed to vote their MSR and QRI Common Stock in favor of the Merger Agreement. The Merger Agreement and the Consent and Voting Agreement are attached as Exhibit 1 and Exhibit 2 hereto and their terms are incorporated herein by reference.

     A copy of the Press Release, dated September 9, 1998, issued by MSR and QRI relating to the Merger is attached as Exhibit 3 hereto and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

                  1. Agreement and Plan of Merger and Reorganization, dated as of September 1, 1998, by and between MSR Exploration Ltd. and Quicksilver Resources Inc.

                  2. Consent and Voting Agreement dated September 1, 1998, by and between MSR Exploration Ltd., Quicksilver Resources Inc., Quicksilver Energy, L.C., Mercury Exploration Company, Frank Darden, Thomas F. Darden, Glenn M. Darden, Anne Darden Self, Trust Company of the West and Joint Energy Development Investments Limited Partnership.

                  3.       Press Release,  dated September 9, 1998,  relating to
                           the  Merger   between  MSR   Exploration   Ltd.   and
                           Quicksilver Resources Inc.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 9, 1998.

                                             MSR EXPLORATION, LTD.


                                             By:    /s/ Thomas F. Darden
                                                    ----------------------------
                                             Name:  Thomas F. Darden
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer




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                                  EXHIBIT INDEX






Exhibit No.                Exhibit Description

99.1 Agreement and Plan of Merger and Reorganization, dated as of September 1, 1998, by and between MSR Exploration Ltd. and Quicksilver Resources Inc.

99.2 Consent and Voting Agreement dated September 1, 1998, by and between MSR Exploration Ltd., Quicksilver Resources Inc., Quicksilver Energy, L.C., Mercury Exploration Company, Frank Darden, Thomas F. Darden, Glenn M. Darden, Anne Darden Self, Trust Company of the West and Joint Energy Development Investments Limited Partnership.

99.3 Press Release, dated September 9, 1998, relating to the Merger between MSR Exploration Ltd. and Quicksilver Resources Inc.










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